UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2011

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2011 Hansen Medical, Inc. (Nasdaq: HNSN) entered, directly and through a wholly owned subsidiary, into patent and technology license, sublicense and purchase agreements with Philips to allow them to develop and commercialize the non-robotic applications of Hansen Medical’s Fiber Optic Shape Sensing and Localization (FOSSL) technology.

Under the terms of the agreements, Philips has the exclusive right to develop and commercialize the FOSSL technology in the non-robotic vascular, endoluminal and orthopedic fields. Philips also receives non-exclusive rights in other non-robotic medical device fields, but not to any multi-degree of freedom robotic applications. If Philips does not meet certain specified commercialization obligations, Hansen Medical has the rights to re-acquire the licenses granted to Philips for pre-determined payments. The agreement also contains customary representations, warranties and indemnification provisions by each party. Each party may terminate the Agreement for material breach by the other party. In addition, the parties have amended their previous joint development agreement to allow for Philips to potentially extend and increase certain royalty fees to be paid by Hansen Medical based on the future sales of the currently investigational flexible catheter vascular robotic system now under development at Hansen Medical with planned commercialization in the US and Europe in 2011. Hansen Medical will receive upfront payments of $29 million in connection with these arrangements and will be eligible to receive up to an additional $78 million in future payments associated with the successful commercialization by Philips or its collaborators of products containing FOSSL technology.

The foregoing descriptions of the agreements and amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each document. Copies of the agreements and amendment, with the exception of certain information contained therein that may be excluded pursuant to a request for confidential treatment made to the Securities and Exchange Commission, will be filed as an exhibit to Hansen Medical’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Hansen Medical’s press release announcing the agreements and amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 3, 2011, entitled “Hansen Medical and Philips Enter Agreements for the Development of Non-Robotic Applications of Fiber Optic Shape Sensing and Localization Technology”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: February 3, 2011	/s/ Peter Osborne
Peter Osborne Interim Chief Financial Officer